EXHIBIT 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), Brian Thom, Principal Executive Officer of United Health Products, Inc. (the "Company") of the Company, hereby certifies that, to the best of his knowledge:

1.

The Company's Annual Report on Form 10-K for the year ended December 31, 2023, to which this Certification is attached as Exhibit 32.1 (the "Annual Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In witness whereof, the undersigned have set their hands hereto as of the April 1, 2024.

By:	/s/ Brian Thom
Brian Thom
Principal Executive Officer